Report of Independent Registered Public Accounting Firm

To the Board of Trustees and Shareholders
of Nationwide Variable Insurance Trust

In planning and performing our audits of the financial
statements of Nationwide Variable Insurance Trust ("the
Funds") as of and for the year ended December 31, 2008,
in accordance with the standards of the Public Company
Accounting Oversight Board (United States), we considered
the Funds' internal control over financial reporting,
including controls over safeguarding securities, as a
basis for designing our auditing procedures for the
purpose of expressing our opinion on the financial
statements and to comply with the requirements of Form
N-SAR, but not for the purpose of expressing an opinion
on the effectiveness of the Funds' internal control over
financial reporting.  Accordingly, we do not express an
opinion on the effectiveness of the Funds' internal
control over financial reporting.

The management of the Funds is responsible for
establishing and maintaining effective internal control
over financial reporting.  In fulfilling this
responsibility, estimates and judgments by management
are required to assess the expected benefits and related
costs of controls.  A companys internal control over
financial reporting is a process designed to provide
reasonable assurance regarding the reliability of
financial reporting and the preparation of financial
statements for external purposes in accordance with
generally accepted accounting principles.  A companys
internal control over financial reporting includes those
policies and procedures that (1) pertain to the
maintenance of records that, in reasonable detail,
accurately and fairly reflect the transactions and
dispositions of the assets of the company; (2) provide
reasonable assurance that transactions are recorded as
necessary to permit preparation of financial statements in
accordance with generally accepted accounting principles,
and that receipts and expenditures of the company are
being made only in accordance with authorizations of
management and trustees of the company; and (3)
provide reasonable assurance regarding prevention or
timely detection of unauthorized acquisition, use or
disposition of a companys assets that could have a
material effect on the financial statements.

Because of its inherent limitations, internal control over
financial reporting may not prevent or detect
misstatements.  Also, projections of any evaluation of
effectiveness to future periods are subject to the risk
that controls may become inadequate because of changes in
conditions, or that the degree of compliance with the
policies or procedures may deteriorate.

A deficiency in internal control over financial reporting
exists when the design or operation of a control does not
allow management or employees, in the normal course of
performing their assigned functions, to prevent or detect
misstatements on a timely basis.  A material weakness is
a deficiency, or a combination of deficiencies, in
internal control over financial reporting, such that there
is a reasonable possibility that a material misstatement
of the Funds' annual or interim financial statements will
not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control over
financial reporting was for the limited purpose described
in the first paragraph and would not necessarily disclose
all deficiencies in internal control over financial
reporting that might be material weaknesses under
standards established by the Public Company Accounting
Oversight Board (United States).  However, we noted no
deficiencies in the Funds' internal control over financial
reporting and its operation, including controls over
safeguarding securities, that we consider to be material
weaknesses as defined above as of December 31, 2008.

This report is intended solely for the information and use
of management and the Board of Trustees of Nationwide
Variable Insurance Trust and the Securities and Exchange
Commission and is not intended to be and should not be
used by anyone other than these specified parties.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
February 23, 2009